EXHIBIT 99.1

NEWS RELEASE
Contact:	Robert D. Hardy, CFO
U.S. Concrete, Inc. 713-499-6222
FOR IMMEDIATE RELEASE

U.S. CONCRETE ANNOUNCES DIVESTITURE
OF ITS MEMPHIS, TENNESSEE OPERATIONS

HOUSTON, TEXAS - February 4, 2008 - U.S. Concrete, Inc. (NASDAQ: RMIX) announced today that it has sold its Memphis, Tennessee operations to Memphis Ready Mix. The sales price was approximately $7.2 million, plus payment for certain inventory on hand at closing. During 2006 and 2007, these operations generated revenues of $24.4 million and $14.5 million on ready-mixed concrete volumes of 302,000 and 179,000, respectively. During 2006 and 2007, the Memphis operations generated pre-tax losses of $1.3 million and $2.8 million, respectively. For 2007 financial reporting purposes, the financial results of these operations will be reflected under the caption, “Results of Discontinued Operations” and the Company will also reflect a loss on the sale of these assets. The sales proceeds will be invested and available for general corporate purposes.

“The sale of our Memphis operations represents another step in our strategy of exiting markets that do not meet our performance and return criteria nor fit our strategic objectives. Based on its historical performance and our outlook for 2008, this transaction will be accretive to our 2008 earnings per share, operating margins and cash flow,” said Michael W. Harlan, U.S. Concrete’s President and Chief Executive Officer. “Not only does this transaction allow us to improve our earnings going forward, it adds cash to our balance sheet and further strengthens our liquidity and capital structure.”

U.S. Concrete services the construction industry in several major markets in the United States through its two business segments: ready-mixed concrete and concrete-related products; and precast concrete. The Company has 126 fixed and eight portable ready-mixed concrete plants, eight pre-cast concrete plants, two concrete block plants and eight aggregates facilities. During 2007, these facilities produced approximately 7.2 million cubic yards of ready-mixed concrete, 1.8 million eight-inch equivalent block units and 4.6 million tons of aggregates. For more information on U.S. Concrete, visit http://www.us-concrete.com.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This press release contains various forward-looking statements that are based on management's belief, as well as assumptions made by and information currently available to management. These forward-looking statements speak only as of the date of this press release. The Company disclaims any obligation to update these statements and cautions you not to rely unduly on them. Forward-looking statements in this press release include but are not limited to, statements regarding: investing the sales proceeds and the availability of such funds for general corporate purposes; our strategy of exiting markets that do not meet performance and return criteria, nor fit the our strategic objectives; expectations of transaction being accretive to our 2008 earnings per share, operating margins and cash flow; and the transaction allowing us to improve our earnings going forward, adding cash to the balance sheet and further strengthening our liquidity and capital structure. Although U.S. Concrete believes that the expectations reflected in such forward-looking statements are reasonable, it can give no assurance that those expectations will prove to have been correct. Such statements are subject to certain risks, uncertainties and assumptions, including, among other matters: general and regional economic conditions; the level of activity in the construction industry; the ability of U.S. Concrete to complete acquisitions and to effectively integrate the operations of acquired companies; development of adequate management infrastructure; departure of key personnel; access to labor; union disruption; competitive factors; government regulations; exposure to environmental and other liabilities; the cyclical and seasonal nature of U.S. Concrete's business; adverse weather conditions; the availability and pricing of raw materials; and general risks related to the industry and markets in which U.S. Concrete operates. Should one or more of these risks materialize, or should underlying assumptions prove incorrect, actual results or outcomes may vary materially from those expected. These risks, as well as others, are discussed in greater detail in U.S. Concrete's filings with the Securities and Exchange Commission, including U.S. Concrete's Annual Report on Form 10-K for the year ended December 31, 2006 and the Company’s subsequently filed Quarterly Reports on Form 10-Q.

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